For Immediate Release
Contact:	Margie Morse	NASDAQ: FIBK
	Investor Relations Officer First Interstate BancSystem, Inc. (406) 255-5053 investor.relations@fib.com	www.FIBK.com

First Interstate BancSystem, Inc. Reports Third Quarter Earnings, Including Strong Revenue Growth and Improved Net Interest Margin

Billings, MT - October 30, 2017 - First Interstate BancSystem, Inc. (NASDAQ: FIBK) reports third quarter 2017 net income of $27.3 million, or $0.48 per share. This compares to net income of $21.9 million, or $0.45 per share, during second quarter 2017, and $25.2 million, or $0.56 per share, during third quarter 2016.

HIGHLIGHTS

•	Successful data system integration of Bank of the Cascades ("BOTC") on August 11, 2017.

•
Acquisition related expenses of $13.0 million this quarter, compared to $10.1 million in the second quarter 2017. The after-tax impact of acquisition related expenses on earnings per share was $0.15 and $0.14 per share for the respective periods.

•	Net interest margin expansion of 11 basis points over the prior quarter.

•	Strong net interest income growth on a fully-taxable equivalent basis of $21.5 million, or 26.8%, quarter-over-quarter.

•
Stable non-interest income, with growth of $1.1 million, or 2.9%, quarter-over-quarter. Exclusive of the one-time gain on sale related to the custodial rights to the Company's health savings accounts ("HSA") in the second quarter, non-interest income increased $4.5 million, or 13.4%, quarter-over-quarter.

•	Asset quality improved in third quarter 2017, with a $6.8 million decrease in non-performing assets and a $7.1 million decrease in criticized loans as compared to the second quarter 2017.

•	Addition of two highly experienced banking professionals in pivotal roles and as members of our team: Jodi Delahunt Hubbell, Chief Banking Officer- West and Renee Newman, President- Wealth Management.

“We successfully completed the integration of Bank of the Cascades during the third quarter and we are starting to see the positive impact of this acquisition on our financial performance,” said Kevin P. Riley, President and Chief Executive Officer of First Interstate BancSystem, Inc. “We are seeing positive trends in revenue, net interest margin, operating efficiencies and credit quality, which produced an improved level of profitability, excluding our acquisition-related costs. Our overall level of balance sheet growth was lower than expected in the third quarter, as stronger production trends in our new Northwest markets were offset by declining loan balances within our legacy markets. Despite the lower level of loan growth, we anticipate further improvement in our profitability going forward as we fully capitalize on the synergies created from our combination with Bank of the Cascades.”

DIVIDEND DECLARATION
On October 16, 2017, the Company's board of directors declared a dividend of $0.24 per common share, payable on November 13, 2017, to owners of record as of October 31, 2017. The dividend equates to a 2.63% annual yield based on the $36.23 average closing pricing of the Company's common stock during the third quarter 2017.

ACQUISITION

On November 17, 2016, the Company entered into an agreement and plan of merger to acquire Cascade Bancorp, parent company of BOTC, an Oregon-based community bank with 46 banking offices across Oregon, Idaho and Washington. The acquisition was completed on May 30, 2017, and the Company merged BOTC with its existing bank subsidiary, First Interstate Bank, on August 11, 2017.

Consideration for the acquisition totaled $541.0 million and consisted of cash of $155.0 million and the issuance of 11.3 million shares of the Company's Class A common stock valued at $34.30 per share, the closing price of the Company's Class A common stock as quoted on the NASDAQ stock market on the acquisition date. As of the acquisition date, Cascade Bancorp had total assets with fair values of $3.3 billion, total loans with fair values of $2.1 billion and deposits with fair values of
$2.7 billion. The Company has recorded the fair values of the assets and liabilities acquired from BOTC only provisionally, and will finalize the amounts in the coming months. In conjunction with the acquisition, the Company recorded provisional goodwill of $232.2 million and core deposit intangible assets of $48.0 million.

NET INTEREST INCOME

The Company's net interest income, on a fully taxable equivalent basis, increased $21.5 million, or 26.8%, to $101.9 million during third quarter 2017, as compared to $80.4 million during second quarter 2017, and increased $30.2 million, or 42.0%, from $71.7 million during third quarter 2016. The increase in net interest income from the prior quarter was attributable to the full quarter impact of BOTC.

Net interest income was positively impacted this quarter by the recovery of previously charged-off interest of $2.0 million, compared to $2.1 million during second quarter 2017 and $1.8 million during the third quarter of 2016.

Interest accretion attributable to the fair valuation of acquired loans contributed $2.7 million to interest income during the third quarter of 2017, of which approximately $1.7 million was related to early payoffs. This compares to interest accretion of $1.7 million during the second quarter of 2017, of which approximately $0.3 million was related to early payoffs.

The Company's net interest margin expanded 11 basis points to 3.71% during the third quarter of 2017, from 3.60% during the second quarter of 2017. Exclusive of the impact of the recovery of charged-off interest and the impact of interest accretion on acquired loans, the Company's net interest margin ratio was 3.54% this quarter compared to 3.43% during the second quarter of 2017 and 3.42% during the third quarter of 2016 as additional floating rate loans have risen above rate floors and deposit costs have remained stable.

PROVISION FOR LOAN LOSSES

The Company recorded a provision for loan losses of $3.4 million during the third quarter of 2017, compared to $2.4 million during second quarter 2017, and $2.4 million during third quarter 2016. Fluctuations in the provision for loan losses reflect management's estimate of possible loan losses based upon evaluation of the borrowers' ability to repay, collateral value securing loans, loan loss trends, and estimated effects of current economic conditions on our loan portfolio.

NON-INTEREST INCOME

Total non-interest income increased $1.1 million, or 2.9%, to $38.3 million during third quarter 2017, as compared to $37.2 million during second quarter 2017. Total non-interest income increased $3.1 million, or 8.9%, from $35.2 million during third quarter 2016.

Third quarter increases over the prior quarter were partially attributable to the full quarter impact of the acquired BOTC non-interest income revenue streams, partially offset by the second quarter one-time gain of $3.4 million recognized on the sale of the custodial rights to all the Company's HSAs held by First Interstate Bank. In total, the Company sold the custodial rights to HealthEquity for $6.2 million, of which $3.1 million was attributable to BOTC and considered a fair market value purchase accounting adjustment.

Payment services revenues increased $2.1 million, or 20.9%, to $12.4 million during third quarter 2017, as compared to $10.2 million during second quarter 2017, largely due to seasonality experienced in the summer travel season as well as the addition of BOTC.

Service charges on deposit accounts increased $0.8 million, or 16.7%, to $5.9 million during third quarter 2017, as compared to $5.1 million during second quarter 2017. Similarly, mortgage banking revenues increased $0.6 million, or 8.0%, to $8.3 million during third quarter 2017, as compared to $7.6 million during second quarter 2017. Increases in both revenue streams are partially attributable to the full quarter impact of the acquisition. During third quarter 2017, loans originated for home purchases accounted for approximately 70.4% of production, as compared to 78.5% of production during the second quarter 2017 and 56.4% of production during the same period last year.

Other income decreased $2.8 million, or 48.6% to $3.0 million during third quarter 2017, as compared to $5.8 million during second quarter 2017. Second quarter included a $3.4 million gain related to the sale of the Company's HSA custodial rights, while third quarter included a $0.3 million purchase price adjustment due to attrition in the HSA portfolio between the second quarter date of sale and third quarter conversion of balances. Exclusive of these items, other income increased $0.9 million during the quarter.

Investment securities losses of $0.4 million this quarter include $0.7 million of gains on the sale of securities offset by $1.1 million paid to terminate our existing interest rate swap contract.  Higher levels of core deposits available from the BOTC acquisition resulted in the determination that funding from the interest rate swap contract was not necessary.

NON-INTEREST EXPENSE

Non-interest expense increased $14.3 million, or 17.7%, to $94.7 million during third quarter 2017, as compared to $80.4 million during second quarter 2017, with the increase primarily attributable to the full quarter impact of the BOTC acquisition.

Included in non-interest expenses for the third and second quarter 2017 are $13.0 million and $10.1 million of expenses, respectively, related to the acquisition. The after-tax impact of acquisition related expenses on earnings per share was $0.15 and $0.14 per share for the respective periods. Exclusive of acquisition related expenses, non-interest expense was $81.6 million during the third quarter of 2017, compared to $70.3 million during second quarter 2017 and $64.2 million during third quarter 2016, with the increase primarily attributable to the BOTC transaction. Acquisition related costs are detailed below for the recent quarters.

	Quarter Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Legal and Professional Fees	$2,498	$5,926	$571	$1,459	$689
Employee Expenses	1,755	3,286	—	—	—
Technology Conversion and Contract Terminations	7,090	689	—	—	196
Other	1,673	232	134	165	312
Total Acquisition Related Expenses	$13,016	$10,133	$705	$1,624	$1,197

Salary and wage expenses increased $6.6 million, or 23.6%, to $34.7 million during third quarter 2017, as compared to $28.0 million during second quarter 2017, with the increase due primarily to ongoing costs associated with staffing the expanded footprint following the BOTC acquisition as well as $1.0 million of severance and hiring costs unrelated to the acquisition.

Core deposit intangible amortization expense increased $0.8 million, from $1.1 million during second quarter 2017, to $1.9 million during third quarter 2017 and increased $1.0 million from $0.9 million during third quarter 2016. The increase in amortization expense is directly attributable to the higher level of core deposit intangibles recorded as a result of the acquisition.

Other expenses increased $2.1 million, or 8.8%, to $25.5 million during third quarter 2017, as compared to $23.4 million during second quarter 2017, primarily due to normal fluctuations in operating expenses and the full-quarter impact of the acquisition of BOTC.

BALANCE SHEET

Total loans remained stable at $7.6 billion as of September 30, 2017 compared to June 30, 2017, and increased $2.1 billion over the December 31, 2016 balance of $5.5 billion due primarily to the BOTC acquisition.

As compared to the prior quarter, total real estate loans were stable at $5.1 billion as of September 30, 2017. Within the portfolio, residential real estate loans decreased $23.8 million, or 1.6%, to $1.5 billion as of September 30, 2017, while construction loans increased $22.0 million, or 3.2%, to $703.2 million as of September 30, 2017.

Indirect consumer loans increased $9.8 million, or 1.3%, to $788.8 million as of September 30, 2017, from $779.0 million as of June 30, 2017, with the increase entirely attributable to growth in the legacy footprint.

Commercial loans remained stable at $1.2 billion as of September 30, 2017, decreasing $24.7 million, or 2.0%, from June 30, 2017 levels, while agriculture loans increased $3.6 million, or 2.4%, to $152.7 million as of September 30, 2017.

Goodwill and intangible assets, excluding mortgage servicing rights, decreased $2.3 million, from $526.3 million as of June 30, 2017, to $524.0 million as of September 30, 2017. The decrease is attributable to intangible amortization during the quarter as well as adjusting provisional amounts related to goodwill and core deposit intangibles acquired in the BOTC acquisition.

Total deposits decreased $0.1 billion to $9.9 billion as of September 30, 2017, from $10.0 billion as of June 30, 2017, with a $154.1 million decrease in interest bearing accounts driven by the transfer of the $55.2 million HSA portfolio partially offset by a $67.5 million increase in non-interest bearing deposits. As of September 30, 2017, the mix of total deposits was 29.9% non-interest bearing demand, 27.1% interest bearing demand, 31.1% savings and 11.9% time, consistent with the prior quarter and a slight shift from December 31, 2016 as BOTC deposit balances were more heavily weighted to non-interest bearing demand deposits.

CREDIT QUALITY

As of September 30, 2017, non-performing assets decreased by 7.0% to $90.5 million, compared to $97.3 million as of June 30, 2017. Non-accrual loans decreased approximately $2.2 million, to $74.5 million as of September 30, 2017, as compared to $76.7 million during second quarter 2017. Accruing loans past due 90 days or more decreased $3.7 million, or 39.5%, from June 30, 2017 primarily due to improvements in residential and agricultural real estate loans, partially offset by an increase in commercial real estate loans. Other real estate owned decreased $0.9 million primarily as a result of a third quarter net dispositions.

Criticized loans decreased $7.1 million, or 1.6%, to $422.6 million as of September 30, 2017, from $429.7 million as of June 30, 2017, and increased $50.3 million from $372.2 million as of December 31, 2016. The increase over December 31, 2016 was primarily a result of the BOTC acquisition.

Net loan charge-offs increased $1.7 million to $4.6 million during third quarter 2017, as compared to $2.9 million during second quarter 2017, and increased $3.1 million from $1.5 million from third quarter 2016. Third quarter net charge-offs were comprised of several loans for which specific reserves had been established in prior quarters. The Company's allowance for loan losses as a percentage of period end loans remained relatively stable at 0.99% as of September 30, 2017 as compared to 1.00% as of June 30, 2017, and decreased from 1.39% as of December 31, 2016 primarily as a result of higher acquired loan balances from BOTC, which were recorded at fair value in purchase accounting, with no corresponding allowance for loan losses. The provisional purchase accounting mark on the loans acquired in the BOTC transaction was $31.7 million.

NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, this release contains the following non-GAAP financial measures that management uses to evaluate capital adequacy: (i) tangible book value per common share; (ii) tangible common stockholders' equity to tangible assets; (iii) tangible assets, (iv) tangible common stockholders' equity, and (v) return on average tangible common equity. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies because other companies may not calculate these non-GAAP measures in the same manner. As a result, the usefulness of these measures to investors may be limited, and they should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP.

The Company adjusts certain capital adequacy measures to exclude intangible assets except mortgage servicing rights. Management believes these non-GAAP financial measures, which are intended to complement the capital ratios defined by banking regulators, are useful to investors in evaluating the Company's performance due to the importance that analysts place on these ratios and also allow investors to compare certain aspects of the Company's capitalization to other companies.

See the Non-GAAP Financial Measures table included herein for a reconciliation of the above described non-GAAP financial measures to their most directly comparable GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements and Factors that Could Affect Future Results

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. The following factors, among others, may cause actual results to differ materially from current expectations in the forward-looking statements, including those set forth in this report: declining business and economic conditions, adverse economic conditions affecting Montana, Wyoming, South Dakota, Oregon, Washington and Idaho, lending risk, changes in interest rates, credit losses, adequacy of the allowance for loan losses, declining oil and gas prices, declining demand for coal, additional regulatory requirements now that our assets exceed $10 billion, failure to integrate or profitably operate acquired organizations, access to low-cost funding sources, impairment of goodwill, changes in accounting standards, dependence on the Company’s management team, ability to attract and retain qualified employees, governmental regulation and changes in regulatory, tax and accounting rules and interpretations, stringent capital requirements, future FDIC insurance premium increases, CFPB restrictions on our ability to originate and sell mortgage loans, failure of technology, cyber-security, unfavorable resolution of litigation, inability to meet liquidity requirements, environmental remediation and other costs, ineffective internal operational controls, competition, reliance on external vendors, soundness of other financial institutions, failure to effectively implement technology-driven products and services, inability of our bank subsidiary to pay dividends, risks associated with introducing new lines of business, products or services, implementation of new lines of business or net product or services offerings, successful completion of the merger and integration of Cascade Bancorp, uninsured nature of any investment in Class A and Class B common stock, volatility of Class A and Class B common stock, decline in market price of Class A common stock, litigation pertaining to fiduciary responsibilities, change in dividend policy, uninsured nature of any investment in Class A and Class B common stock, voting control of Class B stockholders, anti-takeover provisions, dilution as a result of future equity issuances, controlled company status, and subordination of common stock to Company debt.
These factors are not necessarily all of the factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Third Quarter 2017 Conference Call for Investors

First Interstate BancSystem, Inc. will host a conference call to discuss third quarter 2017 results at 11 a.m. Eastern Time (9 a.m. Mountain Time) on Tuesday, October 31, 2017. The conference call will be accessible by telephone and through the Internet. Participants may join the call by dialing 1-877-507-0356 or by logging on to www.FIBK.com. The call will be recorded and made available for replay after 1 p.m. Eastern Time (11 a.m. Mountain Time) on October 31, 2017 through 9 a.m. Eastern Time (7 a.m. Mountain Time) on November 30, 2017, by dialing 1-877-344-7529 (using conference ID 10112999). The call will also be archived on our website, www.FIBK.com, for one year.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates banking offices, including detached drive-up facilities, in communities across Montana, Wyoming, South Dakota, Washington, Oregon and Idaho. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities and other entities throughout the Company's market areas.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Sep 30, 2017	June 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	3Q17 vs 2Q17	3Q17 vs 3Q16
Net interest income	$100,791	$79,323	$68,893	$73,601	$70,581	27.1%	42.8%
Net interest income on a fully-taxable equivalent ("FTE") basis	101,903	80,378	69,950	74,724	71,739	26.8	42.0
Provision for loan losses	3,443	2,355	1,730	1,078	2,363	46.2	45.7
Non-interest income:
Payment services revenues	12,366	10,225	8,445	8,716	9,019	20.9	37.1
Mortgage banking revenues	8,251	7,643	6,548	8,911	11,303	8.0	(27.0)
Wealth management revenues	5,544	5,084	5,013	5,724	4,995	9.0	11.0
Service charges on deposit accounts	5,904	5,060	4,350	4,645	4,692	16.7	25.8
Other service charges, commissions and fees	3,584	3,358	2,676	3,425	2,628	6.7	36.4
Total fee-based revenues	35,649	31,370	27,032	31,421	32,637	13.6	9.2
Investment securities gains (losses)	(357)	5	2	18	225	(7,240.0)	(258.7)
Other income	2,982	5,805	2,073	2,979	2,299	(48.6)	29.7
Litigation recovery	—	—	—	400	—	NM	NM
Total non-interest income	38,274	37,180	29,107	34,818	35,161	2.9	8.9
Non-interest expense:
Salaries and wages	34,662	28,037	25,741	28,929	26,908	23.6	28.8
Employee benefits	10,185	9,811	9,616	8,908	8,610	3.8	18.3
Occupancy and equipment	9,210	7,919	7,062	6,823	6,811	16.3	35.2
Core deposit intangible amortization	1,885	1,062	630	898	875	77.5	115.4
Other expenses	25,456	23,403	19,987	22,557	20,994	8.8	21.3
Other real estate owned (income) expense	242	34	(48)	(153)	8	611.8	2,925.0
Acquisition related expenses	13,016	10,133	705	1,624	1,197	28.5	987.4
Total non-interest expense	94,656	80,399	63,693	69,586	65,403	17.7	44.7
Income before taxes	40,966	33,749	32,577	37,755	37,976	21.4	7.9
Income taxes	13,707	11,881	9,451	12,990	12,783	15.4	7.2
Net income	$27,259	$21,868	$23,126	$24,765	$25,193	24.7%	8.2%

Weighted-average basic shares outstanding	56,094	47,613	44,680	44,530	44,415	17.8%	26.3%
Weighted-average diluted shares outstanding	56,531	48,074	45,239	44,953	44,806	17.6	26.2
Earnings per share - basic	$0.49	$0.46	$0.52	$0.56	$0.57	6.5	(14.0)
Earnings per share - diluted	0.48	0.45	0.51	0.55	0.56	6.7	(14.3)

NM - not meaningful

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	3Q17 vs 2Q17	3Q17 vs 3Q16
Assets:
Cash and cash equivalents	$882,834	$919,775	$807,952	$782,023	$701,367	(4.0)%	25.9%
Investment securities	2,617,682	2,609,636	2,148,559	2,124,468	2,072,273	0.3	26.3
Loans held for investment	7,502,387	7,525,590	5,376,542	5,416,750	5,462,936	(0.3)	37.3
Mortgage loans held for sale	49,729	30,383	23,237	61,794	67,979	63.7	(26.8)
Total loans	7,552,116	7,555,973	5,399,779	5,478,544	5,530,915	(0.1)	36.5
Less allowance for loan losses	74,572	75,701	76,231	76,214	81,235	(1.5)	(8.2)
Net loans	7,477,544	7,480,272	5,323,548	5,402,330	5,449,680	—	37.2
Premises and equipment	242,940	243,152	195,472	194,457	191,064	(0.1)	27.2
Goodwill and intangible assets (excluding mortgage servicing rights)	524,015	526,289	249,851	222,468	223,368	(0.4)	134.6
Company owned life insurance	258,929	257,538	199,262	198,116	197,070	0.5	31.4
Other real estate owned	10,344	11,286	9,428	10,019	9,447	(8.3)	9.5
Mortgage servicing rights	24,372	23,715	19,454	18,457	17,322	2.8	40.7
Other assets	167,813	164,679	107,708	111,557	112,256	1.9	49.5
Total assets	$12,206,473	$12,236,342	$9,061,234	$9,063,895	$8,973,847	(0.2)%	36.0%

Liabilities and stockholders' equity:
Deposits	$9,933,468	$10,020,000	$7,300,179	$7,376,110	$7,328,581	(0.9)%	35.5%
Securities sold under repurchase agreements	635,288	579,772	587,570	537,556	476,768	9.6	33.2
Long-term debt	8,039	43,036	27,994	27,970	27,949	(81.3)	(71.2)
Subordinated debentures held by subsidiary trusts	82,477	82,477	82,477	82,477	82,477	—	—
Other liabilities	127,791	105,679	61,418	57,189	75,568	20.9	69.1
Total liabilities	10,787,063	10,830,964	8,059,638	8,081,302	7,991,343	(0.4)	35.0
Stockholders' equity:
Common stock	686,508	685,289	297,173	296,071	293,960	0.2	133.5
Retained earnings	731,879	718,093	707,016	694,650	679,722	1.9	7.7
Accumulated other comprehensive income (loss)	1,023	1,996	(2,593)	(8,128)	8,822	(48.7)	(88.4)
Total stockholders' equity	1,419,410	1,405,378	1,001,596	982,593	982,504	1.0	44.5
Total liabilities and stockholders' equity	$12,206,473	$12,236,342	$9,061,234	$9,063,895	$8,973,847	(0.2)%	36.0%

Common shares outstanding at period end	56,456	56,445	45,144	44,926	44,880	—%	25.8%
Book value at period end	$25.14	$24.90	$22.19	$21.87	$21.89	1.0	14.8
Tangible book value at period end**	15.86	15.57	16.65	16.91	16.91	1.9	(6.2)

**Non-GAAP financial measure - see Non-GAAP Financial Measures included herein for a reconciliation of book value at period end (GAAP) to tangible book value at period end (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Loans and Deposits
(Unaudited)

						% Change
(In thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	3Q17 vs 2Q17	3Q17 vs 3Q16

Loans:
Real Estate:
Commercial real estate*	$2,758,551	$2,759,672	$1,819,654	$1,834,445	$1,843,120	—%	49.7%
Construction:
Land acquisition and development	352,168	339,884	200,412	208,512	212,680	3.6	65.6
Residential	234,051	219,756	143,852	147,896	137,014	6.5	70.8
Commercial	117,017	121,605	121,154	125,589	128,154	(3.8)	(8.7)
Total construction	703,236	681,245	465,418	481,997	477,848	3.2	47.2
Residential real estate*	1,499,027	1,522,868	1,004,045	1,027,393	1,047,150	(1.6)	43.2
Agricultural real estate	160,297	163,175	167,749	170,248	172,949	(1.8)	(7.3)
Total real estate	5,121,111	5,126,960	3,456,866	3,514,083	3,541,067	(0.1)	44.6
Consumer
Indirect	788,785	779,026	762,477	752,409	731,901	1.3	7.8
Other	177,590	175,737	145,443	148,087	153,624	1.1	15.6
Credit card	72,209	75,631	65,241	69,770	66,860	(4.5)	8.0
Total consumer	1,038,584	1,030,394	973,161	970,266	952,385	0.8	9.1
Commercial	1,186,207	1,210,869	817,841	797,942	814,392	(2.0)	45.7
Agricultural	152,681	149,129	125,492	132,858	152,800	2.4	(0.1)
Other	3,804	8,238	3,182	1,601	2,292	(53.8)	66.0
Loans held for investment	7,502,387	7,525,590	5,376,542	5,416,750	5,462,936	(0.3)	37.3
Loans held for sale	49,729	30,383	23,237	61,794	67,979	63.7	(26.8)
Total loans	$7,552,116	$7,555,973	$5,399,779	$5,478,544	$5,530,915	(0.1)%	36.5%

*Certain reclassifications, none of which were material, have been made to conform certain June 30, 2017 amounts to the September 30, 2017 presentation. These reclassifications did not change previously reported total loans.

Deposits:
Non-interest bearing	$2,965,332	$2,897,813	$1,840,647	$1,906,257	$1,965,872	2.3%	50.8%
Interest bearing:
Demand	2,693,266	2,853,362	2,266,017	2,276,494	2,174,443	(5.6)	23.9
Savings	3,092,697	3,066,036	2,192,679	2,141,761	2,095,678	0.9	47.6
Time, $100 and over	452,853	469,556	425,870	461,368	485,253	(3.6)	(6.7)
Time, other	729,320	733,233	574,966	590,230	607,335	(0.5)	20.1
Total interest bearing	6,968,136	7,122,187	5,459,532	5,469,853	5,362,709	(2.2)	29.9
Total deposits	$9,933,468	$10,020,000	$7,300,179	$7,376,110	$7,328,581	(0.9)%	35.5%

Total core deposits(1)	$9,480,615	$9,550,444	$6,874,309	$6,914,742	$6,843,328	(0.7)%	38.5%

(1) Core deposits are defined as total deposits less time deposits, $100 and over

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Credit Quality
(Unaudited)

						% Change
(In thousands)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	3Q17 vs 2Q17	3Q17 vs 3Q16

Allowance for Loan Losses:
Allowance for loan losses	$74,572	$75,701	$76,231	$76,214	$81,235	(1.5)%	(8.2)%
As a percentage of period-end loans	0.99%	1.00%	1.41%	1.39%	1.47%

Net charge-offs during quarter	$4,572	$2,885	$1,713	$6,099	$1,468	58.5%	211.4%
Annualized as a percentage of average loans	0.24%	0.19%	0.13%	0.45%	0.11%

Non-Performing Assets:
Non-accrual loans	$74,480	$76,687	$74,580	$72,793	$71,469	(2.9)%	4.2%
Accruing loans past due 90 days or more	5,665	9,362	4,527	3,789	8,131	(39.5)	(30.3)
Total non-performing loans	80,145	86,049	79,107	76,582	79,600	(6.9)	0.7
Other real estate owned	10,344	11,286	9,428	10,019	9,447	(8.3)	9.5
Total non-performing assets	$90,489	$97,335	$88,535	$86,601	$89,047	(7.0)%	1.6%

Non-performing assets as a percentage of:
Total loans and OREO	1.20%	1.29%	1.64%	1.58%	1.61%
Total assets	0.74	0.80	0.98	0.96	0.99

Accruing Loans 30-89 Days Past Due	$53,516	$44,554	$33,996	$35,407	$32,439	20.1%	65.0%
Accruing TDRs	10,862	14,956	16,379	22,343	17,163	(27.4)	(36.7)

Criticized Loans:
Special Mention	$147,121	$163,076	$144,806	$163,581	$152,868	(9.8)%	(3.8)%
Substandard	239,326	222,411	200,347	172,325	175,555	7.6	36.3
Doubtful	36,142	44,189	38,409	36,336	41,540	(18.2)	(13.0)
Total	$422,589	$429,676	$383,562	$372,242	$369,963	(1.6)%	14.2%

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Selected Ratios - Annualized
(Unaudited)

	Sep 30, 2017		Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016

Annualized Financial Ratios (GAAP)
Return on average assets	0.88%		0.88%	1.05%	1.09%	1.15%
Return on average common equity	7.67		7.68	9.48	9.95	10.30
Yield on average earning assets	4.00		3.89	3.77	3.84	3.80
Cost of average interest bearing liabilities	0.40		0.40	0.37	0.30	0.30
Interest rate spread	3.60		3.49	3.40	3.54	3.50
Net interest margin ratio	3.71		3.60	3.49	3.62	3.58
Efficiency ratio	68.07		69.01	64.99	64.18	61.85
Loan to deposit ratio	76.03		75.41	73.97	74.27	75.47

Annualized Financial Ratios - Operating** (Non-GAAP)
Return on average tangible common equity	12.23		10.97	12.54	12.84	13.22
Tangible common stockholders' equity to tangible assets	7.66		7.51	8.53	8.59	8.68

Consolidated Capital Ratios:
Total risk-based capital to total risk-weighted assets	12.76%	*	12.56%	14.94%	15.13%	14.87%
Tier 1 risk-based capital to total risk-weighted assets	11.90	*	11.69	13.75	13.89	13.56
Tier 1 common capital to total risk-weighted assets	11.02	*	10.77	12.50	12.65	12.32
Leverage Ratio	8.71	*	10.65	10.09	10.11	10.22

*Preliminary estimate - may be subject to change.
**Non-GAAP financial measures - see Non-GAAP Financial Measures included herein for a reconciliation of return on average common equity (GAAP) to return on average tangible common equity, and tangible common stockholders' equity to tangible assets (non-GAAP).

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$7,579,350	$94,716	4.96%	$6,128,867	$74,502	4.88%	$5,469,294	$66,291	4.82%
Investment securities (2)	2,601,781	12,844	1.96	2,285,759	11,086	1.95	2,038,498	9,191	1.79
Interest bearing deposits in banks	709,815	2,314	1.29	547,769	1,333	0.98	458,415	607	0.53
Federal funds sold	783	3	1.52	1,232	3	0.98	2,183	4	0.73
Total interest earnings assets	10,891,729	109,877	4.00%	8,963,627	86,924	3.89%	7,968,390	76,093	3.80%
Non-earning assets	1,359,476			1,012,197			777,083
Total assets	$12,251,205			$9,975,824			$8,745,473
Interest bearing liabilities:
Demand deposits	$2,785,911	$1,637	0.23%	$2,434,668	$1,318	0.22%	$2,141,892	$514	0.10%
Savings deposits	3,209,712	2,286	0.28	2,463,514	1,872	0.30	2,055,083	647	0.13
Time deposits	1,194,265	2,274	0.76	1,061,495	1,821	0.69	1,088,261	1,938	0.71
Repurchase agreements	597,629	350	0.23	565,696	272	0.19	466,079	100	0.09
Other borrowed funds	20,015	350	6.94	31	—	—	8	—	—
Long-term debt	19,854	258	5.16	28,148	481	6.85	27,917	457	6.51
Subordinated debentures held by subsidiary trusts	82,477	819	3.94	82,477	782	3.80	82,477	698	3.37
Total interest bearing liabilities	7,909,863	7,974	0.40%	6,636,029	6,546	0.40%	5,861,717	4,354	0.30%
Non-interest bearing deposits	2,826,522			2,131,080			1,843,800
Other non-interest bearing liabilities	105,009			67,288			66,822
Stockholders’ equity	1,409,811			1,141,427			973,134
Total liabilities and stockholders’ equity	$12,251,205			$9,975,824			$8,745,473
Net FTE interest income		$101,903			80,378			$71,739
Less FTE adjustments (2)		(1,112)			(1,055)			(1,158)
Net interest income from consolidated statements of income		$100,791			$79,323			$70,581
Interest rate spread			3.60%			3.49%			3.50%
Net FTE interest margin (3)			3.71%			3.60%			3.58%
Cost of funds, including non-interest bearing demand deposits (4)			0.29%			0.30%			0.22%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Average Balance Sheets
(Unaudited)

	Nine Months Ended
	September 30, 2017			September 30, 2016
(In thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Loans (1) (2)	$6,384,064	$233,547	4.89%	$5,339,479	$192,910	4.83%
Investment securities (2)	2,333,622	33,902	1.94	2,080,454	27,950	1.79
Interest bearing deposits in banks	620,514	4,859	1.05	441,748	1,734	0.52
Federal funds sold	898	8	1.19	1,789	9	0.67
Total interest earnings assets	9,339,098	272,316	3.90%	7,863,470	222,603	3.78%
Non-earning assets	1,060,039			762,979
Total assets	$10,399,137			$8,626,449
Interest bearing liabilities:
Demand deposits	$2,485,994	$3,954	0.21%	$2,140,981	$1,587	0.10%
Savings deposits	2,617,304	5,455	0.28	2,008,032	1,949	0.13
Time deposits	1,094,488	5,917	0.72	1,101,205	5,899	0.72
Repurchase agreements	574,461	870	0.20	471,165	282	0.08
Other borrowed funds	20,018	1,039	6.94	8	—	—
Long-term debt	12,031	503	5.59	28,313	1,357	6.40
Subordinated debentures held by subsidiary trusts	82,477	2,346	3.80	82,477	2,036	3.30
Total interest bearing liabilities	6,886,773	20,084	0.39%	5,832,181	13,110	0.30%
Non-interest bearing deposits	2,257,082			1,779,344
Other non-interest bearing liabilities	73,647			60,301
Stockholders’ equity	1,181,635			954,623
Total liabilities and stockholders’ equity	$10,399,137			$8,626,449
Net FTE interest income		$252,232			209,493
Less FTE adjustments (2)		(3,225)			(3,329)
Net interest income from consolidated statements of income		$249,007			$206,164
Interest rate spread			3.51%			3.48%
Net FTE interest margin (3)			3.61%			3.56%
Cost of funds, including non-interest bearing demand deposits (4)			0.29%			0.23%

(1)	Average loan balances include non-accrual loans. Interest income on loans includes amortization of deferred loan fees net of deferred loan costs, which is not material.

(2)	Interest income and average rates for tax exempt loans and securities are presented on an FTE basis.

(3)
Net FTE interest margin during the period equals the difference between annualized interest income on interest earning assets and the annualized interest expense on interest bearing liabilities, divided by average interest earning assets for the period.

(4)	Calculated by dividing total annualized interest on interest bearing liabilities by the sum of total interest bearing liabilities plus non-interest bearing deposits.

FIRST INTERSTATE BANCSYSTEM, INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

		As Of or For the Quarter Ended
(In thousands, except per share data)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Annualized net income	(A)	$108,147	$87,712	$93,789	$98,522	$100,224
Total quarterly average assets	(B)	12,251,205	9,975,824	8,933,927	9,016,101	8,745,473

Return on average assets (GAAP)	(A)/(B)	0.88%	0.88%	1.05%	1.09%	1.15%

Total quarterly average stockholders' equity (GAAP)	(C)	$1,409,811	$1,141,427	$989,044	$990,056	$973,134
Less: average goodwill and other intangible assets (excluding mortgage servicing rights)		(525,343)	(341,603)	(240,902)	(223,013)	(215,130)
Average tangible common stockholders' equity (Non-GAAP)	(D)	$884,468	$799,824	$748,142	$767,043	$758,004

Total stockholders' equity, period-end (GAAP)	(E)	$1,419,410	$1,405,378	$1,001,596	$982,364	$982,504
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(524,015)	(526,289)	(249,851)	(222,468)	(223,368)
Total tangible common stockholders' equity (Non-GAAP)	(F)	$895,395	$879,089	$751,745	$759,896	$759,136

Return on average common equity (GAAP)	(A)/(C)	7.67%	7.68%	9.48%	9.95%	10.30%
Return on average tangible common equity (Non-GAAP)	(A)/(D)	12.23	10.97	12.54	12.84	13.22

Total assets (GAAP)	(G)	$12,206,473	$12,236,351	$9,061,234	9,063,895	8,973,847
Less: goodwill and other intangible assets (excluding mortgage servicing rights)		(524,015)	(526,289)	(249,851)	(222,468)	(223,368)
Tangible assets (Non-GAAP)	(H)	$11,682,458	$11,710,062	$8,811,383	$8,841,427	$8,750,479

Total common shares outstanding, period end	(I)	56,456	56,445	45,144	44,926	44,880

Book value per share, period end (GAAP)	(E)/(I)	$25.14	$24.90	$22.19	$21.87	$21.89
Tangible book value per share, period-end (Non-GAAP)	(F)/(I)	15.86	15.57	16.65	16.91	16.91
Average common stockholders' equity to average assets (GAAP)	(C)/(B)	11.51%	11.44%	11.07%	10.98%	11.13%
Tangible common stockholders' equity to tangible assets (Non-GAAP)	(F)/(H)	7.66	7.51	8.53	8.59	8.68

First Interstate BancSystem, Inc.
P.O. Box 30918     Billings, Montana 59116     (406) 255-5390
www.FIBK.com